Bowhead Specialty Holdings Inc. Reports Second Quarter 2024 Results

NEW YORK, New York. (BusinessWire) – Bowhead Specialty Holdings Inc. (NYSE: BOW), a growing specialty lines insurance group focused on providing casualty, professional liability and healthcare liability insurance products, today announced financial results for the second quarter ended June 30, 2024*.

Second Quarter 2024 Highlights
•Gross written premiums increased 50.4% to $175.5 million.
•Net income of $5.5 million, or $0.20 per diluted share.
•Adjusted net income(1) of $7.9 million, or $0.28 per diluted share(1).
•Return on equity of 8.2% and adjusted return on equity(1) of 11.7%.
•Upsized initial public offering completed in May 2024, raising $131.0 million in net proceeds through the issuance of 8,658,823 shares of common stock at $17.00 per share.
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(1)Non-GAAP financial measure. See “—Reconciliation of Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Bowhead Chief Executive Officer Stephen Sills commented, “We are very pleased with what we have to report for the results of our first quarter as a publicly traded company. We opened our doors for business as a specialty insurance underwriter in November of 2020. Over the next three plus years, we assembled a great team of over 200 employees to get us to where we are today. In May of this year, we launched an IPO to raise $100 million, which was ultimately upsized to $131 million in net proceeds. We’ve achieved our position of prominence in the specialty insurance space by building a highly experienced team focused on underwriting profitability through market cycles. We continue to believe we can attract high quality talent and generate profitable business.”

Mr. Sills continued, “Those that followed us through the IPO process will recall that almost 80% of our business is in the E&S market. The favorable market dynamics we saw then still exist today. In fact, because of the ongoing deteriorating loss experience in certain sectors and the market’s resulting need to reprice risks, we see lasting tailwinds for Bowhead,which is free of these legacy risks.”

Underwriting Results

The 50.4% increase in gross written premiums to $175.5 million in the second quarter of 2024 was driven by new business, renewals and continued growth in our platform across all divisions:

•Our Casualty division led the growth with a 78.8% increase to $114.2 million;
•Healthcare increased 46.4% over the same period to $16.9 million; and
•Professional Liability increased 7.5% to $44.4 million.
•Late in the second quarter of 2024, we launched a new division called Baleen, which focuses on small, hard-to-place risks written 100% on a non-admitted basis. Baleen is a streamlined, low touch “flow” underwriting operation that supplements the “craft” solutions we offer today. In line with our deliberate, measured and limited roll out, Baleen gross written premiums for the second quarter of 2024 was minimal. We will report Baleen’s first full quarter gross written premiums during our third quarter earnings call.

Our loss ratio of 65.5% in the second quarter of 2024 utilizes the same industry loss ratios used since the fourth quarter of 2023 and remained unchanged compared to the first quarter of 2024. There were no changes to loss picks or prior year reserves during the quarter. As of June 30, 2024, incurred but not reported liabilities comprised 92.0% of our net loss reserves.

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*Comparisons in this release are made to June 30, 2023 financial results unless otherwise noted.

Our expense ratio of 33.8% included $1.3 million of remaining stock-based compensation costs associated with management’s profit interest through operating expenses. Excluding this one-time increase in operating expenses, our expense ratio for the second quarter of 2024 would be 32.3%, a decrease compared to our first quarter of 2024 expense ratio of 32.6%.

Investment Results

Net investment income was $8.8 million, driven by the increase in our investment portfolio and higher yields on invested assets. Our investment portfolio included $131.0 million of net proceeds from our IPO, which were not invested for the full quarter. Excluding the net proceeds from our IPO, our investment portfolio had a book yield of 4.6% and our new money rate was 5.5% at the end of the quarter.

Excluding the net proceeds from our IPO, the weighted average effective duration of our investment portfolio, which included cash equivalents, increased from 1.9 years at March 31, 2024 to 2.1 years at June 30, 2024, and had an average rating of “AA” at June 30, 2024.

Summary of Operating Results

The following table summarizes the Company’s results of operations for the three months ended June 30, 2024 and 2023:

	Three Months Ended June 30,
	2024	2023	$ Change	% Change
	($ in thousands, except percentages and per share data)
Gross written premiums	$175,539	$116,742	$58,797	50.4%
Ceded written premiums	(63,486)	(40,310)	(23,176)	57.5%
Net written premiums	$112,053	$76,432	$35,621	46.6%

Revenues
Net earned premiums	$90,087	$61,374	$28,713	46.8%
Net investment income	8,777	4,048	4,729	116.8%
Net realized investment gains	2	—	2	NM
Other insurance-related income	32	31	1	4.8%
Total revenues	98,898	65,453	33,445	51.1%

Expenses
Net losses and loss adjustment expenses	59,018	37,409	21,609	57.8%
Net acquisition costs	7,582	4,960	2,622	52.9%
Operating expenses	22,855	14,616	8,239	56.4%
Non-operating expenses	1,481	—	1,481	NM
Warrant expense	332	—	332	NM
Credit facility interest expenses and fees	224	—	224	NM
Foreign exchange (gains) losses	(4)	8	(12)	(148.5)%
Total expenses	91,488	56,993	34,495	60.5%

Income before income taxes	7,410	8,460	(1,050)	(12.4)%
Income tax expense	(1,877)	(1,905)	28	(1.5)%
Net income	$5,533	$6,555	$(1,022)	(15.6)%

Key Operating and Financial Metrics:
Adjusted net income(1)	$7,880	$6,561	$1,319	20.1%
Loss ratio	65.5%	61.0%
Expense ratio	33.8%	31.9%
Combined ratio	99.3%	92.8%
Return on equity(2)	8.2%	22.2%
Adjusted return on equity(1)(2)	11.7%	22.2%
Diluted earnings per share	$0.20	$0.27
Diluted adjusted earnings per share(1)	$0.28	$0.27
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NM - Percentage change is not meaningful.
(1)Non-GAAP financial measure. See “—Reconciliation of Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measures to their most directly comparable U.S. GAAP measures.
(2)For the three months ended June 30, 2024 and 2023, net income and adjusted net income are annualized to arrive at return on equity and adjusted return on equity.

Condensed Consolidated Balance Sheets

	June 30, 2024	December 31, 2023
	($ in thousands, except share data)
Assets
Investments
Fixed maturity securities, available for sale, at fair value (amortized cost of $721,782 and $569,013, respectively)	$706,199	$554,624
Short-term investments, at amortized cost, which approximates fair value	12,712	8,824
Total investments	718,911	563,448

Cash and cash equivalents	180,324	118,070
Restricted cash and cash equivalents	18,494	1,698
Accrued investment income	6,728	4,660
Premium balances receivable	69,495	38,817
Reinsurance recoverable	192,025	139,389
Prepaid reinsurance premiums	133,992	116,732
Deferred policy acquisition costs	24,564	19,407
Property and equipment, net	7,481	7,601
Income taxes receivable	1,320	1,107
Deferred tax assets, net	17,071	14,229
Other assets	24,768	2,701
Total assets	$1,395,173	$1,027,859

Liabilities
Reserve for losses and loss adjustment expenses	$587,905	$431,186
Unearned premiums	391,802	344,704
Reinsurance balances payable	45,767	40,440
Income taxes payable	29	42
Accrued expenses	11,287	14,900
Other liabilities	18,472	4,510
Total liabilities	1,055,262	835,782

Commitments and contingencies (Note 13)

Mezzanine equity
Performance stock units	46	—

Stockholders' equity
Common stock	327	240
($0.01 par value; 400,000,000 shares authorized, 32,658,823 and 24,000,000 shares issued and outstanding at June 30,2024 and December 31,2023, respectively)
Additional paid-in capital	314,636	178,543
Accumulated other comprehensive loss	(12,309)	(11,372)
Retained earnings	37,211	24,666
Total stockholders' equity	339,865	192,077
Total mezzanine equity and stockholders' equity	339,911	192,077

Total liabilities, mezzanine equity and stockholders' equity	$1,395,173	$1,027,859

Gross Written Premiums

The following table presents gross written premiums by underwriting division for the three months ended June 30, 2024 and 2023:

	Three Months ended June 30,
	2024	% of Total	2023	% of Total	$ Change	% Change
	($ in thousands, except percentages)
Casualty	$114,233	65.1%	$63,890	54.7%	$50,343	78.8%
Professional Liability	44,397	25.3%	41,302	35.4%	3,095	7.5%
Healthcare	16,909	9.6%	11,550	9.9%	5,359	46.4%
Gross written premiums	$175,539	100.0%	$116,742	100.0%	$58,797	50.4%

Loss Ratio

The following table summarizes current and prior accident loss ratios for the three months ended June 30, 2024 and 2023:

	Three Months Ended June 30,
	2024		2023
	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums
	($ in thousands, except percentages)
Current accident year	$59,018	65.5%	$37,148	60.5%
Prior accident year reserve development	—	—%	261	0.4%
Total	$59,018	65.5%	$37,409	61.0%

Expense Ratio

The following table summarizes the components of our expense ratio for the three months ended June 30, 2024 and 2023:

	Three Months Ended June 30,
	2024		2023
	Expenses	% of Net Earned Premium	Expenses	% of Net Earned Premium
	($ in thousands, except percentages)
Net acquisition costs	$7,582	8.4%	$4,960	8.1%
Operating expenses	22,855	25.4%	14,616	23.8%
Total expense ratio	$30,437	33.8%	$19,576	31.9%

Net Investment Income

The following table summarizes the sources of net investment income for the three months ended June 30, 2024 and 2023:

	Three Months Ended June 30,
	2024	2023
	($ in thousands)
U.S. government and government agency	$3,836	$656
State and municipal	388	388
Commercial mortgage-backed securities	468	363
Residential mortgage-backed securities	1,920	246
Asset-backed securities	(33)	894
Corporate	1,071	893
Short-term investments	103	208
Cash and cash equivalents	1,204	511
Gross investment income	8,957	4,159
Investment expenses	(180)	(111)
Net investment income	$8,777	$4,048

Reconciliation of Non-GAAP Financial Measures

This earnings release contains certain financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). We use these non-GAAP financial measures when planning, monitoring and evaluating our performance. Management believes that each of the non-GAAP financial measures described below provides useful insight into our underlying business performance.

•Adjusted net income is defined as net income excluding the impact of net realized investment gains, non-operating expenses, foreign exchange (gains) losses, and certain strategic initiatives. Adjusted net income excludes the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We calculate the tax impact only on adjustments which would be included in calculating our income tax expense using the estimated tax rate at which we received a deduction for these adjustments.

•Adjusted return on equity is defined as adjusted net income as a percentage of average beginning and ending mezzanine equity and stockholders’ equity.

•Diluted adjusted earnings per share is defined as adjusted net income divided by the weighted average common shares outstanding for the period, reflecting the dilution that may occur if equity base awards are converted into common stock equivalents as calculated using the treasury stock method.

You should not rely on these non-GAAP financial measures as a substitute for any U.S. GAAP financial measure.
While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered supplemental in nature and not as a replacement for or superior to the comparable U.S. GAAP measures. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

Adjusted net income

Adjusted net income for the three months ended June 30, 2024 and 2023 reconciles to net income as follows:

	Three Months Ended June 30,
	2024		2023
	Before income taxes	After income taxes	Before income taxes	After income taxes
	($ in thousands)
Income as reported	$7,410	$5,533	$8,460	$6,555
Adjustments:
Net realized investment gains	(2)	(2)	—	—
Non-operating expenses	1,481	1,481	—	—
Foreign exchange (gains) losses	(4)	(4)	8	8
Strategic initiatives(1)	1,496	1,496	—	—
Tax impact	—	(624)	—	(2)
Adjusted net income	$10,381	$7,880	$8,468	$6,561
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(1)Strategic initiatives for the three months ended June 30, 2024 represents costs incurred to set up our Baleen Specialty division, which is recorded in operating expenses within the Condensed Consolidated Statements of Income and Comprehensive Income. The costs incurred primarily represent expenses to implement the new platform and processes supporting the Baleen Specialty division. See “Business— Our Strategy”

Adjusted return on equity

Adjusted return on equity for the three months ended June 30, 2024 and 2023 reconciles to return on equity as follows:

	Three Months Ended June 30,
	2024	2023
	($ in thousands, except percentages)
Numerator: Adjusted net income(1)	31,519	26,245
Denominator: Average mezzanine equity and stockholders' equity	270,551	118,144
Adjusted return on equity	11.7%	22.2%
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(1)For the three months ended June 30, 2024, and 2023, net income and adjusted net income are annualized to arrive at return on equity and adjusted return on equity.

Diluted adjusted earnings per share

Diluted adjusted earnings per share for the three months ended June 30, 2024 and 2023 reconciles to diluted earnings per share as follows:

	Three Months Ended June 30,
	2024	2023
	($ in thousands, except share and per share data)
Numerator: Adjusted net income	$7,880	$6,561
Denominator: Diluted weighted average shares outstanding	27,771,108	24,000,000
Diluted adjusted earnings per share	$0.28	$0.27

About Bowhead Specialty Holdings Inc.

Bowhead Specialty is a growing specialty insurance business providing casualty and professional liability insurance products. We were founded and are led by industry veteran Stephen Sills. The team is composed of highly experienced and respected industry veterans with decades of individual, successful underwriting and management experience. We focus on providing “craft” solutions in our specialty lines and classes of business that we believe require deep underwriting and claims expertise in order to produce attractive financial results.

We pride ourselves on the quality and experience of our people, who are committed to exceeding our partners’ expectations through excellent service and expertise. Our collaborative culture spans all functions of our business and allows us to provide a consistent, positive experience for all of our partners.

Conference Call

The Company will host a conference call to discuss its results on the same day, Tuesday, August 6, 2024, beginning at 8:30 a.m. Eastern Time. Interested parties may access the conference call through a live webcast, which can be accessed via this link or by visiting the Company’s Investor Relations website, or by dialing (866) 682-6100 (toll-free) or (862) 298-0702 (international). Please join the live webcast or dial in at least 10 minutes before the start of the call.

A replay of the event webcast will be available on the company’s Investor Relations website for one year following the call.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained in press release are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "seeks," "future," "outlook," "prospects" "will," "would," "should," "could," "may," "can have" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These risks include those described under the caption "Risk Factors" in the Company's registration statement on Form S-1, Quarterly Report on Form 10-Q and other filings made with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.

Investor Relations Contact:
Shirley Yap, Head of Investor Relations
investorrelations@bowheadspecialty.com